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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20546



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 19, 1996

                          REPUBLIC GROUP INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                     1-7210
                            (Commission File Number)


              Delaware                                    75-1155922
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


811 East 30th Avenue                                      67502-4341
Hutchinson, Kansas                                        (Zip Code)
(Address of principal executive offices)


Post Office Box 1307                                      67502-1307
Hutchinson, Kansas                                        (Zip Code)
(Mailing Address)



                                 (316) 727-2700
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

       On April 30, 1996, the Board of Directors of Republic Group Incorporated (the "Company") declared a dividend distribution of one common stock purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Stock"), of the Company payable on May 16, 1996 to the stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $45.00 per share of Common Stock (the "Purchase Price"), subject to adjustment. The Rights were issued pursuant to a Rights Agreement dated as of May 1, 1996 (the "Original Rights Agreement") between the Company and UMB Bank, N.A., as agent (the "Rights Agent"). The Original Rights Agreement was filed by the Company with the Securities and Exchange Commission on May 8, 1996 on Form 8-A.

       Effective as of September 19, 1996 the Company and the Rights Agent entered into an agreement (the "Amended and Restated Rights Agreement") amending and restating the Original Rights Agreement pursuant to Section 27 of the Original Rights Agreement, which permits the Company, without the consent of the holders or the Rights Certificates, to amend the Original Rights Agreement as the Company may deem necessary or desirable. The description and terms of the Rights as amended are set forth in the Amended and Restated Rights Agreement. A copy of the Amended and Restated Rights Agreement is attached hereto as Exhibit 4 and is incorporated by reference herein in response to this
Item 5. The description contained herein is qualified in its entirety by reference to Exhibit 4. The following amendments to the Original Rights Agreement were effected by the Amended and Restated Rights Agreement.

       The Amended and Restated Rights Agreement provides for the substitution of fractional shares of a new series of preferred stock in lieu of shares of Common Stock, upon exercise of the Rights, under certain circumstances as described below. The new series of preferred stock is designated as the Series C Junior Participating Preferred Stock, without par value, of the Company (the "Preferred Stock") and has the rights and preferences set forth in the form of Certificate of Designations, Preferences and Rights attached as Exhibit A to the Amended and Restated Rights Agreement.

       In the event that there is not a sufficient number of authorized but unissued shares or treasury shares of Common Stock to permit the exercise in full of the Rights in accordance with the Rights Agreement, the Company shall either (a) take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights or (b) if the Board of Directors so elects, substitute for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fractions thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such share of Preferred Stock or fraction thereof and take all such action as may be necessary to authorize shares of Preferred Stock for issuance upon exercise of the Rights, including, without limitation, filing a Certificate of Designations, Preferences and Rights with respect to the Preferred Stock if not theretofore filed.
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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

       (a)    Financial statements of business acquired:

                     None.

       (b)    Pro forma financial information:

                     None.

       (c)    Exhibits:


              (4) Amended and Restated Rights Agreement, dated as of September 19, 1996, between Republic Group Incorporated and UMB Bank, N.A., which includes the Form of Right Certificate, as Exhibit A thereto; the Summary of Rights to Purchase Common Stock, as Exhibit B thereto; and the form of Certificate of Designations setting forth the terms of the Series C Preferred Stock of Republic Group Incorporated, as Exhibit C thereto.





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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        REPUBLIC GROUP INCORPORATED


                                        By: /s/ Phil Simpson
                                           -----------------------------------
                                                Phil Simpson
                                                President and Chief Executive
                                                Officer


Date:  November 22, 1996





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                               INDEX TO EXHIBITS


Exhibit                                 Description
-------                                 -----------
(4)           Amended and Restated Rights Agreement, dated as of September 19,
              1996, between Republic Group Incorporated and UMB Bank, N.A., which includes the Form of Right Certificate, as Exhibit A thereto; the Summary of Rights to Purchase Common Stock, as
              Exhibit B thereto; and the form of Certificate of Designations setting forth the terms of the Series C Preferred Stock of
              Republic Group Incorporated, as Exhibit C thereto.